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                                                                   Exhibit 10.19

                              EMPLOYMENT AGREEMENT

     AMENDED AND RESTATED AGREEMENT, dated as of August 16, 2005, between GENERAL PHYSICS CORPORATION, a Delaware corporation with principal executive offices at 6095 Marshalee Drive, Suite 300, Elkridge, Maryland 21075 (the "Company"), and Sharon Esposito-Mayer, residing at 6428 River Run, Columbia, MD 21044 ("Employee").

                                   WITNESSETH

     WHEREAS, the Company and Employee have entered into an agreement, dated as of April 11, 2005 (the "Existing Agreement"), pursuant to which the Company has employed Employee to perform services for the Company, and any successor or assign of the Company; and

     WHEREAS, the Company and Employee wish to amend and restate the Existing Agreement as set forth in this Agreement, and the Company desires to employ Employee to perform services for the Company, and any successor or assign of the Company, and Employee desires to perform such services, subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants, and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

1. Term. The Company agrees to employ Employee, and Employee agrees to serve, on the terms and conditions of this Agreement, for a period commencing on April 11, 2005 and ending on July 31, 2007, or such shorter period as may be provided for herein (the "Employment Period"). If the Employment Period ends on July 31, 2007, then commencing on August 1, 2007, the Employee shall be an employee-at-will of the Company.

2. Duties and Services. During the Employment Period, Employee shall be employed in the business of the Company as Executive Vice President or in such other capacity or capacities as shall be assigned to Employee by the President, Chief Executive Officer or Board of Directors of the Company (the "Board") that are consistent with being an executive of the Company. In performance of his/her duties, Employee shall be subject to the direction of the President, Chief Executive Officer or another senior executive of the Company as designated by the President, Chief Executive Officer or Board. Employee agrees to his/her employment as described in this Section 2 and, subject to any qualifications and limitations set forth herein, the Employee agrees to devote all of his/her business time and efforts to the performance of his/her duties under this Agreement and to promote and advance the business interests of the Company. Employee shall comply with the policies and procedures of the Company adopted from time to time. Employee shall be available to travel as the needs of the business reasonably require.

3. Compensation. As full compensation for his/her services hereunder, the Company shall provide Employee during the Employment Period the following:

          (a) Base Salary. During the Employment Period, the Company shall pay to Employee a base annual salary at the rate paid by the Company to Employee immediately prior to the Employment Period, payable at such intervals (at least monthly) as salaries are paid


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generally to other employees of the Company. On April 1 of each year, beginning in 2006, the base annual salary shall be increased, as determined by the Board, by a minimum of the greater of (i) 3% and (ii) the percentage increase in the Consumer Price Index (All Urban Consumers) published by the U.S. Department of Labor during the prior calendar year. During any period in which Employee is eligible to receive salary replacement payments under the provisions of any benefits plan(s) sponsored or maintained by the Company, the Company's obligation to pay salary shall be reduced by an amount equal to the amount of benefits paid or payable under such plan(s).

          (b) Employee Benefit Plans. Employee shall be entitled to participate in all employee benefit plans maintained by the Company for its executives or employees, including without limitation the Company's medical, dental, disability, life, stock option and 401(k) Plans and Bonus Plan, if he/she meets the eligibility requirements. The Company shall maintain the existing life and disability insurance policies covering Employee or comparable policies. The cost of such benefits to Employee shall not exceed the cost of such benefits to the Company's vice presidents generally.

          (c) Paid Time Off. Employee shall be entitled to reasonable vacations and other paid time off in accordance with the then regular procedures of the Company governing executives.

          (d) Automobile. The Company shall provide Employee with an automobile (comparable to the automobile provided by the Company to Employee immediately prior to the Employment Period) of his/her choice on the same terms as currently provided to officers of the Company. Alternatively, Employee may elect to receive a monthly allowance equal to such amount as the Company shall then pay its vice presidents who elect to use his/her own automobile, and assume personal responsibility for the cost of operating and maintaining such vehicle, rather than to use a Company-provided automobile.

          (e) Cellular Telephone. The Company shall, at its expense, provide the Employee with a cellular telephone, and pay all charges associated therewith, for his/her use in connection with the performance of his/her duties hereunder.

          (f) Stock Unit Grant. Within thirty (30) days after the beginning of the Employment Period, Employee shall be granted 23,000 Stock Units ("Units") of GP Strategies Corporation ("GPSC") Common Stock ("Common Stock") pursuant to the GPSC 2003 Incentive Stock Plan (the "Plan"). Such grant shall be subject to the provisions of the Plan and shall be on the terms and conditions, and subject to the restrictions, set forth herein and in the form of grant attached hereto as Exhibit A.

          (g) Change in Control or Sale of the Company. Upon the occurrence of a "Change in Control" or a "Sale of the Company" during the Employment Period, all stock options to purchase GPSC common stock granted to Employee shall immediately become fully vested and exercisable and all Units granted to Employee shall immediately be paid in unrestricted shares of Common Stock. For purposes of this Agreement, a "Change in Control" is deemed to have occurred if any person who was not on March 18, 2005 a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of GPSC representing 15% of more of the combined voting power of GPSC's outstanding securities becomes the beneficial owner, directly or indirectly, of securities of GPSC representing 25% or more of the combined voting power of GPSC's outstanding securities and a "Sale of the Company" is deemed to have occurred if (i) GPSC engages in a


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transaction or series of transactions (including, without limitation, a merger or consolidation) with another corporation, partnership, limited liability company, joint venture, trust or other entity, and the stockholders of GPSC immediately prior to such transaction(s) do not, after such transaction(s), hold at least 50% of the voting power of GPSC or its successor, (ii) GPSC and its affiliates cease to own more than 80% of the voting stock of the Company, (iii) all or substantially all of the assets of GPSC, the Company, or the business unit of the Company with regard to which Employee is assigned are sold, or (iv) the Common Stock is neither listed on a national securities exchange nor authorized to be quoted in an inter-dealer quotation system of a registered national securities association.

4. Expenses. Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his/her duties hereunder, upon submission and approval of written statements, receipts and bills in accordance with the then regular procedures of the Company.

5. Representations and Warranties of Employee. Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his/her duties hereunder, or the other rights of the Company hereunder and (b) Employee is under no physical or mental disability that would preclude his/her performance, with or without reasonable accommodation, of the essential duties of his/her position.

6. Non-Competition, Non-Solicitation. In view of the unique and valuable services that it is expected Employee will render to the Company, the knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers that Employee has obtained and that it is expected Employee will obtain, and in consideration of the compensation to be received hereunder, Employee agrees

          (a) that he/she will not during the period he/she is employed by the Company under this Agreement or otherwise (i) Participate In (hereinafter defined in this Section 6) any other business or organization (other than (A) not-for profit professional, civic, or similar organizations that do not compete with the Company or (B) as agreed to in writing by the Company), whether or not such business or organization now is or shall then be competing with or of a nature similar to the business of the Company; (ii) directly or indirectly reveal the name of, solicit or interfere with, encourage to leave the Company, or endeavor to entice away from the Company any of its suppliers, customers, or employees; or (iii) directly or indirectly employ any person who, at any time within the prior ninety (90) days, was an employee of the Company; and

          (b) for a period of six months after he/she ceases to be employed by the Company under this Agreement or otherwise, he/she will not (i) compete with, or Participate In any other business or organization which during such six-month period competes with, the Company, with respect to any product or service sold within the twelve (12) month period preceding such cessation; (ii) directly or indirectly reveal the name of, solicit or interfere with, encourage to leave the Company, or endeavor to entice away from the Company any of its suppliers, customers, or employees; or (iii) directly or indirectly employ any person who, at any time within ninety (90) days prior to such cessation, was an employee of the Company; provided that

     (A) such six-month period shall be reduced to a four-month period if the Company terminates Employee's employment


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          (I) prior to August 1, 2007 for reasons other than those specified in
          Section 9(a) or

          (II) on or after August 1, 2007 for reasons other than (1) as a result of a serious health condition (as defined in the Family and Medical Leave Act of 1993), and after giving effect to any reasonable accommodation required by law, Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his/her duties hereunder for a period of ninety (90) consecutive days, (2) Employee shall be convicted, plead guilty, or enter a plea of nolo contendere to a felony or a crime involving moral turpitude, (3) Employee shall commit any act or omit to take any action in bad faith and to the detriment of the Company, or (4) Employee shall fail to perform his/her duties or obligations to the Company and shall not correct such failure or breach within ten (10) days after receipt of written notice thereof and

     (B) if

          (I) on or after August 1, 2007 Employee resigns for any reason or no reason or the Company terminates Employee's employment for reasons other than (1) as a result of a serious health condition (as defined in the Family and Medical Leave Act of 1993), and after giving effect to any reasonable accommodation required by law, Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his/her duties hereunder for a period of ninety
          (90) consecutive days, (2) Employee shall be convicted, plead guilty, or enter a plea of nolo contendere to a felony or a crime involving moral turpitude, (3) Employee shall commit any act or omit to take any action in bad faith and to the detriment of the Company, or (4) Employee shall fail to perform his/her duties or obligations to the Company and shall not correct such failure or breach within ten (10) days after receipt of written notice thereof and

          (II) Employee is in full compliance with this Section 6 and Section 8,

     then the Company shall compensate Employee at the rate of Employee's base annual salary received from the Company immediately prior to such cessation, payable at such intervals (at least monthly) as salaries are paid generally to employees of the Company, during the six-month period commencing on the date that Employee's employment by the Company terminates, provided that (x) the obligation of the Company to compensate Employee pursuant to this Section 6 shall terminate if Employee does not remain in full compliance with this Section 6 and Section 8 (but the obligations of Employee pursuant to this Section 6 and Section 8, and the remedies of the Company for a violation of this Section 6 and Section 8, shall not be affected by such termination of the obligation of the Company to compensate Employee), (y) if Employee has resigned for any reason or no reason, the Company shall have the right, in its sole discretion and at any time, to release Employee from its obligations under this Section 6 and to cease paying such compensation, and (z) the Company shall have no obligation to compensate Employee pursuant to this Section 6 during any period that the Employee is receiving compensation pursuant to Section 9.

The term "Participate In" shall mean: "directly or indirectly, for his/her own benefit or for, with, or through any other person, firm, or corporation, own (other than the ownership of not more


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than 1% of the outstanding common stock of a corporation, if, at the time of its acquisition, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange), manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his/her name in." Since a breach of the provisions of this Section 6 or Section 8 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to seek an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith. Employee agrees that the provisions of this Section 6 and Section 8 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section 6 or Section 8 shall be deemed to be invalid, illegal, or unenforceable by reason of its extent, duration, geographical scope, or otherwise, then (a) it is hereby declared to be the intention of the parties hereto that such provision be reformed to reflect the maximum extent, duration, geographical scope, or other limitation that is permitted by law and (b) the court making such determination shall have the authority to reduce such restriction to the maximum extent, duration, geographical scope, or other limitation that is permitted by law, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

7. Patents, Etc. Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which Employee has acquired or hereafter acquires during the period he/she is employed by the Company relating to the fields in which the Employee has been, or shall be, engaged on behalf of the Company shall belong to the Company; and forthwith upon request of the Company Employee shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his/her right, title, and interest in and to Such Inventions free and clear of all liens, charges, and encumbrances caused by acts of Employee.

8. Confidential Information. All confidential information which Employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the period he/she is employed by the Company under this Agreement or otherwise relating to the business of the Company or any of its affiliates or of any customer or supplier of the Company or any of its affiliates shall not be published, disclosed, or made accessible by him/her to any other person, firm, or corporation either during or after the termination of his/her employment or used by him/her except during the Employment Period in the business and for the benefit of the Company, in each case without prior written permission of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his/her employment.

9. Termination. Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Period,

          (a) either (i) as a result of a serious health condition (as defined in the Family and Medical Leave Act of 1993), and after giving effect to any reasonable accommodation required by law, Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his/her duties hereunder for a period of ninety (90) consecutive days, (ii) Employee shall be convicted, plead guilty, or enter a plea of nolo contendere to a felony or a crime involving moral turpitude, (iii) Employee shall commit any act or omit to take any action in bad faith and to the detriment of the Company, or (iv) Employee


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shall (A) willfully and continually fail to perform his/her duties or obligations under any provision of this Agreement other than Section 6 or 8 in any material respect, and shall not correct such failure within ten (10) days after receipt of written notice thereof, or (B) fail to perform his/her duties or obligations under Section 6 or 8 in any material respect, then, and in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a then present or future date to be specified in such notice, Employee's employment shall terminate on the date so specified, the Company shall pay Employee his/her base annual salary through the date of termination only, and, except as provided by law or the terms of the applicable benefit plan, Employee shall continue to receive the other benefits set forth in Section 3 through the date of termination only.

          (b) If (i) (A) Employee resigns for "Just Cause," as defined below, or
(B) the Company terminates Employee's employment for reasons other than those specified in Section 9(a) and (ii) Employee is in full compliance with his/her obligations under Sections 6 and 8, then, (x) for the period that would have been remaining in the Employment Period if Employee had not so resigned or been terminated or for a period of 6 months after termination (whichever is longer),
(1) the Company shall pay Employee his/her base annual salary at the rate in effect on the date of such employment termination, payable at such intervals (at least monthly) as salaries are paid generally to executive officers of the Company and (2) Employee shall continue to be eligible to receive such benefits as Employee would have been entitled to under Section 3 had his/her employment not terminated and (y) for purposes of the Units only, Employee shall be deemed to be employed by the Company through April 10, 2008; provided that the obligations of the Company pursuant to Section 9(b)(x) shall terminate, and Section (b)(y)shall be of no force or effect, if Employee does not remain in full compliance with Sections 6 and 8. For the purposes hereof, the Employee shall be deemed to have resigned for "Just Cause" in the event that the Employee resigns within thirty (30) days following either (A) the Company, without the express written consent of the Employee, (i) imposes any significant change in the Employee's function, duties, or responsibilities that is not consistent with the Employee being an executive of the Company and fails to rescind or modify such change within ten (10) business days after receipt of written notice from the Employee, or (ii) fails to make any material payment, or provide any material benefit to the Employee, contemplated hereunder, and fails to correct any such deficiency within ten (10) business days after receipt of written notice from the Employee, or (B) the Company shall breach any other term of this Agreement and shall not correct such failure or breach within thirty (30) days after written notice from Employee. The payments to be made to the Employee hereunder shall be made without regard to any compensation or remuneration earned by the Employee from any source after the date of the termination of his/her employment.

          (c) If (i) (A) Employee resigns for "Just Cause," as defined above, or
(B) the Company terminates Employee's employment for reasons other than those specified in Section 9(a) and (ii) Employee is not in full compliance with his/her obligations under Sections 6 and 8, the Company shall pay Employee his/her base annual salary only through the date of termination of employment and, except as provided by law or the terms of the applicable benefit plan, Employee shall continue to receive the other benefits set forth in Section 3 through the date of termination only. Employee shall repay to the Company any amounts previously paid to which Employee was not entitled.

          (d) If Employee shall die, then this Agreement shall terminate on the date of Employee's death, whereupon Employee or his/her estate, as the case may be, (i) shall be entitled to receive only his/her salary at the rate provided in
Section 3 to the end of the calendar


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month within which the date of termination shall take effect, plus his/her salary at the rate provided in Section 3 for the next two calendar months, and
(ii) for purposes of the Units only, Employee shall be deemed to be employed by the Company for the period that would have been remaining in the Employment Period if Employee had not so died.

Nothing contained in this Section 9 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.

10. Merger, Etc. In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, then the Company shall assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation or other entity, and such corporation or other entity shall assume in writing all of the obligations of the Company hereunder.

11. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

12. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, given by Federal Express, Express Mail, or similar overnight delivery or courier service, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this
Section 13. Any notice or other communication given shall be deemed given at the time of receipt thereof.

14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

15. Binding Effect. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his/her heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under
Section 10.

16. Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.


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17. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 15).

18. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

19. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to conflict of laws principles.

20. Indemnification. The Company shall indemnify the Employee, to the maximum extent permitted by applicable law and in accordance with the Company's By-Laws, from any and all claims relating to or arising out of the performance by the Employee of his/her duties hereunder, or his/her acts or omissions as an officer, director or employee of the Company, and the Company shall hold harmless the Employee from any and all costs or expenses actually and reasonably suffered or incurred by him/her in connection with the defense against any such claim. However, the Company shall not be required to indemnify the Employee with respect to any proceeding initiated by the Employee against the Company, or any counterclaim, cross-claim, affirmative defense or similar claim of the Company in connection with any such proceeding, except as provided in Section 21 below.

21. Legal Expenses. In the event of any litigation arising out of, or relating to, this Agreement or the Employee's employment with the Company, the prevailing party shall be entitled to recover from the other party his/her/its legal fees, expert witness fees, court costs, and other reasonable expenses incurred in connection with any such litigation.

22. Units. If the Employment Period terminates on July 31, 2007 and during the period commencing on August 1, 2007 and ending on April 10, 2008, (i) (A) the Employee resigns within thirty (30) days following the Company's, without the express written consent of the Employee, (I) imposing any significant change in the Employee's function, duties, or responsibilities that is not consistent with the Employee being an executive of the Company and failing to rescind or modify such change within ten (10) business days after receipt of written notice from the Employee, or (II) materially reducing Employee's compensation or benefits from those provided under this Agreement, and failing to rescind such reduction within ten (10) business days after receipt of written notice from the Employee, or (B) the Company terminates Employee's employment for reasons other than (I) as a result of a serious health condition (as defined in the Family and Medical Leave Act of 1993), and after giving effect to any reasonable accommodation required by law, Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his/her duties hereunder for a period of ninety (90) consecutive days, (II) Employee shall be convicted, plead guilty, or enter a plea of nolo contendere to a felony or a crime involving moral turpitude, (III) Employee shall commit any act or omit to take any action in bad faith and to the detriment of the Company, or (IV) Employee shall fail to perform his/her duties or obligations to the Company and shall not correct such failure or breach within ten (10) days after receipt of written notice thereof and (ii) Employee is in full compliance with his/her obligations under Sections 6 and 8, then, for purposes of the Units only, Employee shall be deemed to be employed by the Company through April 10, 2008;


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provided that this Section 22 shall be of no force or effect if Employee does not remain in full compliance with Sections 6 and 8.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

GENERAL PHYSICS CORPORATION               EMPLOYEE


By:
    -----------------------------------   --------------------------------------
    Douglas E. Sharp, President           Sharon Esposito-Mayer

The undersigned hereby agrees to the provisions of Sections 3(f), 3(g), 9(b), 9(d), and 22 of this Agreement to the extent such provisions relate to options to purchase GPSC common stock or to Units.

                                          GP STRATEGIES CORPORATION


                                          By:
                                              ----------------------------------
                                              Scott N. Greenberg, President


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